Certifications
Pursuant to 18 U.S.C. Section 1350
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned officers of Foundation Buildings Materials, Inc., a Delaware corporation (the “Company”), does hereby certify, to each such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2020	/s/ Ruben Mendoza
Ruben Mendoza
President and Chief Executive Officer

Date: August 4, 2020	/s/ John Gorey
John Gorey
Chief Financial Officer

These certifications are not to be deemed “filed” by the registrant for purposes of Section 18 of the Exchange Act, and are not to be incorporated by reference into any of the registrant’s filings under the Securities Act or the Exchange Act, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.